                                                                   EXHIBIT 10.23

      February 24, 1999

      CONFIDENTIAL
      ------------

      Brad Greenspan
      c/o Palisades Capital, Inc.
      264 South La Cienega
      Beverly Hills, CA 90211

      Entertainment Universe, Inc
      264 South La Cienega
      Beverly Hills, CA 90211
      Attention:  Brad Greenspan

      Gentlemen:

          This letter shall confirm the engagement of Gerard Klauer Mattison & Co., Inc. ("GKM") by Entertainment Universe, Inc. and Brad Greenspan (collectively, "Palisades") as their exclusive placement agent to arrange and negotiate a private placement the "Private Placement") of securities (the "Securities") to finance the proposed acquisition (the "CD Acquisition) of CD Universe (including its successors and assigns, the "Company"). It is anticipated that the CD Acquisition will be made through a reverse merger (the "Reverse Merger') of the Company into a public "shell" corporation and that the Company, as the surviving corporation in such merger, will become a party to this agreement and issue the Securities simultaneously with the closing of the CD Acquisition (the "CD Closing"). The Private Placement shall be made pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable securities laws of any state or other jurisdiction (the "Blue Sky Laws"). The Private Placement will have estimated aggregate gross proceeds of between $2.0 and $8.0 million and will be subject to the following terms and conditions:

          I . Retention.  Subject to the terms and conditions of this Agreement,
              ---------
      Palisades hereby appoints (and, at the time of the. CD Closing, the Company shall appoint) GKM to act on a best efforts basis as its exclusive agent during the Authorization Period (as hereinafter defined) (i) to privately place the Securities in an amount and on terms and conditions satisfactory to Palisades and the Company, and (ii) to render financial advisory services to Palisades and, effective as of the CD Closing, the Company regarding any Transaction (as hereinafter defined) involving the Company. GKM hereby accepts such agency and
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Entertainment Universe, Inc.
February 24, 1999
Page 2

agrees, subject to the terms and conditions of this Agreement, to use its best efforts during the Authorization Period to arrange the sale of the Securities through the Private Placement.

For purposes of this Agreement, a Transaction shall mean (x) the CD Acquisition and the Reverse Merger, (y) any transaction or series or combination of transactions, whereby, directly or indirectly, control of or a material interest in a company or other entity (an "Acquisition Candidate") or any of its businesses, product lines or assets is transferred to the Company or any of its affiliates, including, without limitation, (i) a sale or exchange of capital stock or assets, (ii) a merger, consolidation or reorganization or other business combination pursuant to which the Acquisition Candidate or the business of the Acquisition Candidate or a subsidiary of the Acquisition Candidate is acquired or combined with the Company, (iii) the acquisition, directly or indirectly, by the Company of more than 50% of the capital stock outstanding or a portion of the assets of an Acquisition Candidate by way of tender or exchange offer, negotiated purchase or otherwise, (iv) the acquisition, directly or indirectly, by the Company of control of an Acquisition Candidate or the ability to effect such control, through proxy contest or otherwise, or (v) the formation of a joint venture, minority investment or partnership, or any similar transaction with an Acquisition Candidate, or (z) any transaction or series or combination of transactions, whereby, directly or indirectly, control of or a material interest in the Company or any of its businesses, product lines or assets is transferred to another party (a "Purchaser"), including, without limitation, (i) a sale or exchange of capital stock or assets, (ii) a merger, consolidation or reorganization or other business combination pursuant to which the Company or its business or a subsidiary of the Company is acquired or combined with a Purchaser, (iii) the acquisition, directly or indirectly, by a Purchaser of more than 50% of the capital stock outstanding or a portion of the assets of a Company by way of tender or exchange offer, negotiated purchase or otherwise, (iv) the acquisition, directly or indirectly, by a Purchaser of control of the Company or the ability to effect such control, through proxy contest or otherwise, or (v) the formation of a joint venture, minority investment or partnership, or any similar transaction between the Company and a Purchaser.

    GKM will assist in analyzing, structuring, negotiating and effecting the Transaction, as more fully described below, after it has met with management of the Company and its outside counsel and accountants and analyzed, among other things, the Company's business, operations and prospects, the trading market for the Company's
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Entertainment Universe, Inc.
February 24, 1999
Page 3


common stock and the other securities of the Company. As appropriate, Gerard Klauer will:

     A. assist in the development of appropriate acquisition criteria and identify Acquisition Candidates and prospective Purchasers;

     B. provide advisory services, including company screening and general business and financial analysis, transaction feasibility analysis and valuation of prospective acquisitions;

     C. advise the Company with respect to the structure, terms and timing of a Transaction;

     D.  at the Company's request, assist in negotiations and related strategy;

     E. assist the Company in preparing the required Transaction documents (including a letter of intent and definitive agreement) to the extent such documents relate to the terms of the Transaction or the terms of securities being offered in the Transaction;

     F. act as dealer/manager in a tender offer, subject to entering into a dealer/manager agreement in customary form, which includes additional compensation to be paid to GKM;

     G. provide brokerage services on customary terms to the Company in connection with its accumulation, if any, of the stock of an Acquisition Candidate;

     H. assist in corporate capital planning, including the identification of available financing; and

     I. render such other financial advisory services as may from time to time be agreed upon by the Company and GKM.

      If requested by the Company, Gerard Klauer will render an opinion (the "Opinion") as to whether or not the consideration to be paid in the Transaction is fair, from a financial point of view, to the Company. It is understood that the Opinion, if rendered, will be prepared solely for the confidential use of the Board of Directors of the Company and will
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Entertainment Universe, Inc.
February 24, 1999
Page 4

not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without Gerard Klauer's prior written consent unless subpoenaed to be disclosed in a legal proceeding, provided Gerard Klauer is given prior written notice in advance of such disclosure. If the Opinion is included in a proxy statement, the Opinion letter will be reproduced in full, and any description of or reference to Gerard Klauer or summary of the Opinion will be in a form acceptable to Gerard Klauer and its counsel.

     Each of Palisades and the Company understand and agree that, in soliciting offers to purchase Securities pursuant to this Agreement and in assuming its other obligations hereunder, GKM is acting solely as agent and not as principal, and that, except as otherwise expressly agreed in writing, GKM's responsibility in respect of its engagement hereunder is limited to a "best efforts" basis in placing the Securities, with no understanding, expressed or implied, on GKM's part of a commitment to underwrite, purchase or place the Securities or any other securities of the Company.

     GKM agrees that it may not bind or obligate the Company to sell the Securities. The Company is not obligated or required to accept any offer to purchase Securities by any prospective investor identified by GKM, and the Company may refuse in its sole discretion to sell any Securities to such prospective investor without any liability to GKM. If the Company should fail to deliver Securities to a purchaser whose offer the Company has accepted by execution of a subscription agreement in respect thereof, the Company (i) shall hold GKM harmless against loss, claim or damage arising from or as a result of such failure by the Company and (ii) shall pay to GKM any fee to which GKM would be entitled hereunder in connection with such sale as if such sale had been consummated.

     During the Authorization Period, Palisades and the Company shall be prohibited from (i) directly or indirectly offering any of the Securities (or securities substantially similar to the Securities) for sale to, or soliciting any offer to purchase any of the Securities from, or otherwise contacting, approaching or negotiating with respect thereto with, any person, (ii) authorizing anyone other than GKM to act on its behalf to place the Securities (or securities substantially similar to the Securities), or (iii) having any discussions or negotiations with any person other than representatives from GKM with respect to engaging such person (or entity represented by such person) as a finder, broker, dealer or financial advisor in connection with the sale by the Company of any securities. The Company shall promptly refer to GKM all offers, inquiries and proposals relating to any placement of the Securities made to the Company at any time during the Authorization Period.
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Entertainment Universe, Inc.
February 24, 1999
Page 5



    It is understood that GKM is being engaged hereunder solely to provide the services described in this Agreement and that GKM is not acting as an agent or fiduciary of, and shall have no duties or liabilities to, the equity holders of Palisades or Company or any third party in connection with its engagement hereunder.

     2.   Authorization Period.  GKM's engagement hereunder shall become
          --------------------
          effective on the date hereof and, unless extended in writing by Palisades or the Company and GKM, shall expire on the earlier of (i) the final closing date of the Private Placement, and (ii) September 30, 1999 (in either case, the "Termination Date"; the period from the date hereof through the Termination Date being hereinafter referred to as the "Authorization Period").

    3.  Offering Documents.  GKM shall prepare a Confidential Offering
        ------------------
Memorandum, and such amendments or supplements to each as GKM may reasonably deem to be necessary, to effectuate the sale of the Securities (the Confidential Offering Memorandum, and any such amendments or supplements, are collectively referred to herein as the "Offering Materials"). The Company shall cooperate with, and assist, GKM in the preparation of the Offering Materials, and prior to any distribution thereof by GKM, the Offering Materials shall be subject to the Company's review and approval, which approval shall not be unreasonably withheld or delayed. The Company authorizes GKM to transmit the Offering Materials to potential purchasers of the Securities, and shall furnish to GKM copies of the Offering Materials in such quantities as GKM may from time to time request. The Company shall prepare forms of purchase agreements or subscription agreements containing terms and conditions customary for private placement transactions, to be entered into by the Company and each purchaser of Securities, which forms shall be provided to offerees only upon the review and approval of both the Company and GKM.

      4.   Compensation.
           ------------

         (a) As cash compensation for GKM's services hereunder, the Company shall pay GKM the fees set forth in Annex A hereto.

         (b) On the date of the CD Closing, the Company shall issue (and Palisades shall cause the Company to issue) to GKM warrants to purchase 300,000 shares of common stock at an exercise price of $3.00 per share (the "Retention Warrants"), assuming that the pre-money valuation of the Company is not less than $37.5 million. In
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Entertainment Universe, Inc.
February 24, 1999
Page 6

the event the Securities are issued at a pre-money valuation less than $37.5 million, the exercise price shall be proportionately and equitably adjusted.
The Retention Warrants shall be immediately exercisable and shall expire five years after issuance. The Company shall file a registration statement with respect to the common stock underlying the Retention Warrants within six months following the CD closing. On each closing date of the sale of Securities, the Company shall issue to GKM warrants (the "Financing Warrants") to purchase shares of common stock of the Company in an amount equal to 10% of the amount of common stock (assuming full conversion or exchange of all Securities convertible or exchangeable into or for common stock) issued by the Company on such closing date, at an exercise price equal to the average of ( i) the lowest price at which any shares of common stock are sold in the Private Placement (or in the event no shares are sold, the lowest price at which Securities are convertible into or exchangeable for common stock) and (ii) the lowest price at which any shares of common stock are sold in the anticipated Rule 504 offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended; provided that the number of Financing Warrants to be issued shall be reduced by one-half in respect of any Securities sold to any person listed in Amex A on or prior to March 31, 1999. The Financing Warrants shall not be exercisable until one year after the date of issuance and shall expire five years after issuance. The Retention Warrants and the Financing Warrants shall include customary anti-dilution protection. The Retention Warrants and the Financing Warrants shall also include provisions for tag-along rights with respect to the underlying common stock, one demand registration right exercisable following the first anniversary of the CD Closing, and unlimited piggyback registration rights customary in transactions of this type.

         (c) Regardless of whether the sale of any Securities is consummated, Palisades will pay or cause the Company to pay the following expenses in connection herewith: (i) the fees and disbursements of the Company's counsel and other representatives and advisers; (ii) the expenses in connection with the preparation and printing of the Offering Materials and amendments and supplements thereto and the mailing and delivering of copies thereof, (iii) the cost of printing the purchase agreements or subscription agreements, if any, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) the expenses in connection with the qualification of the Securities for offering and sale under state securities laws, if any, including any and all filing fees and the fees and disbursements of counsel for GKM in connection with reviewing applicable state securities laws and preparing any filings thereunder; (v) the costs of preparing certificates representing the Securities; (vi) the costs and charges of any transfer agent or registrar; and
(vii) all other costs and expenses incident
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Entertainment Universe, Inc.
February 24, 1999
Page 7


to the performance of the Company's obligations hereunder and under the purchase agreements or subscription agreements (including, without limitation, any taxes payable in connection with the issuance, sale and delivery of the Securities).

          (d) In addition to the compensation payable to GKM hereunder and regardless of whether the sale of any of the Securities is consummated, Palisades shall reimburse (or cause the Company to reimburse) GKM, upon request made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, including the fees, disbursements and other charges of its legal counsel, provided, however, that any individual expenses in excess of $1,000 (or $3,000 in the case of travel expenses) must be approved by the Company in advance, and reimbursement of expenses shall not exceed a total of $40,000.

         (e) In addition, Palisades shall pay or cause the Company to pay to GKM all compensation described in this Section 4 of this Agreement with respect to any Securities (or securities substantially similar to the Securities) sold to any party at any time prior to the expiration of 24 months after the Termination Date if such party (i) is one identified to the Company by GKM during the Authorization Period, or (ii) is one with whom the Company, during the Authorization Period, had material discussions regarding the sale of Securities or securities substantially similar to the Securities.

         (f) In addition, Palisades shall pay GKM additional compensation in the form of I 00,000 shares of the Company's common stock if the Private Placement closes on or before March 15, 1999.

    5.  Representations, Warranties and Covenants of Palisades and the Company.
        ----------------------------------------------------------------------
Palisades and the Company represent and warrant to, and covenant with, GKM as follows:

         (a) During the Authorization Period, neither Palisades nor the Company shall not use, disseminate, publish, distribute or refer to any materials in connection with any offering of Securities, including without limitation, any Offering Materials, without GKM's prior consent except for internal use among the Company's personnel and representatives.

         (b) Neither Palisades nor the Company has taken, or will take, any action, directly or indirectly, so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration under all applicable

Entertainment Universe, Inc.
February 24, 1999
Page 8


 securities laws. Palisades and the Company shall ensure that neither they, nor any of their affiliates, nor any person (other than GKM) acting on behalf of Palisades or Company or any such affiliates, has engaged or will engage in any general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

          (c) Palisades and the Company shall, from time to time, take such action as GKM may reasonably request to qualify the Securities for offering and sale as a private placement under the securities laws of such states or other jurisdictions as GKM may reasonably request and to comply with such laws so as to permit such offers and sales.

          (d) Palisades and the Company shall make available to GKM and/or shall agree to have professionally prepared at their expense, all financial statements, projections, appraisals, surveys and other information which in GKM's reasonable judgment shall be necessary or appropriate for the proper marketing of the Securities. Palisades and the Company shall, upon reasonable request, cause their respective directors, officers, personnel, counsel, accountants, and other representatives to meet with GKM or its representatives to discuss all information relevant for disclosure in any Offering Materials. Palisades and the Company shall cooperate in any reasonable investigation requested by GKM or its representatives (including the production of information at their offices or copies of such information at the offices of
 GKM) for the purpose of confirming the accuracy and completeness of the statements contained in the Offering Materials.

          (e) The Offering Materials as of the date thereof and as of the closing date of each sale of Securities, will be true, complete and correct in all material respects and do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Palisades and the Company shall advise GKM immediately of the occurrence of any event or other change which results in the Offering Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall furnish to GKM copies of amended or supplemented Offering Materials that correct such statement or omission in such quantities as GKM may from time to time request upon being so advised. With respect to any financial or other projections included or to be included in the Offering Materials, the Company represents and warrants that they have been, or will be, prepared in good faith on the basis of

Entertainment Universe, Inc.
February 24, 1999
Page 9


reasonable assumptions. Palisades and the Company recognize and confirm that GKM (i) will be using and relying primarily on the information in the Offering Materials and information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Offering Materials and (iii) will not make any appraisal of any assets of the Company.

          (f) (i) At the time of the CD Closing, the Company will have full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained; (ii) this Agreement will be valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity; and (iii) the execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a violation or a default under, any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

          (g) For a period of five years after the final closing date or until GKM no longer owns common stock or warrants in the Company, the Company shall furnish to GKM or shall cause to be furnished to GKM (i) copies of the Company's annual reports and other financial reports at the earliest time that such reports are made available to others, (ii) notice of any material development affecting the Company, (iii) any filings made with the Securities and Exchange Commission or any exchange on which any class of the Company's securities may be or become listed or quoted and (iv) such other information concerning the business and financial condition of the Company as GKM may from time to time reasonably request or which is sent to the holders of the Securities.

          (h) The Company shall cause its counsel to deliver, at each closing of the sale of Securities, an opinion addressed to GKM and to each of the purchasers, covering such matters as are typically covered in opinions delivered in connection with private placements (including, without limitation, an opinion to the effect that the placement of the Securities is exempt from registration under the Securities Act), in form and substance reasonably acceptable to both GKM and its counsel. The Company shall also cause to be furnished to GKM, at each closing of the sale of the Securities, (i) copies
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Entertainment Universe, Inc.
February 24, 1999
Page 10


of other legal opinions, "comfort" letters, certificates, agreements, and other documents furnished to the purchasers of the Securities on such closing date and
(ii) copies of all filings made by the Company with the Securities and Exchange Commission or state securities commissions, in each case, in form and substance reasonably satisfactory to GKM.

    6.  Indemnification.  Palisades agrees (and at the time of the CD Closing
        ---------------
the Company shall agree) to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference.

    7.  Right of First Refusal. In the event the Company raises $2.0 million or
        ----------------------
more in the Private Placement, the Company agrees that GKM shall have the right, for a period of twelve months following the termination of GKM's engagement pursuant to this Agreement, to act as the exclusive underwriter, placement agent and financial advisor to the Company in connection with any equity or debt financing, any merger or acquisition activity or any other investment banking services for the Company, to the extent that the Company decides to engage an investment bank or other financial advisor for such services; provided however, that GKM shall agree to become a co-managing underwriter or co-placement agent if the Company elects to retain and does retain a nationally recognized "bulge bracket" investment banking firm to act as lead underwriter or agent, so long as
(i) GKM's percentage of the gross underwriters' spread or placement fee shall not be less than that of any other co-manager or co-placement agent (other than the lead underwriter or agent), and (ii) if there are no other co-managers or co-placement agents (other than the lead underwriter or agent), GKM shall not receive less than 40% of such gross spread or placement fees. Except as otherwise provided herein, the Company agrees to compensate GKM for such services in amounts that reflect GKM's normal an customary compensation for such services, negotiated by the Company and GKM in good faith.

    8.  Survival of Certain Provisions.  The expense, indemnification,
        ------------------------------
reimbursement and contribution obligations of Palisades and the Company provided herein and their obligation to pay GKM any compensation earned pursuant hereto shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to in this Agreement, (ii) any investigation made by or on behalf of GKM and (iii) any termination or the completion or expiration of this Agreement or GKM's engagement hereunder.
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Entertainment Universe, Inc.
February 24, 1999
Page 11


     9.  Notices.  Notice given pursuant to any of the provisions of this
         -------
 Agreement shall be in writing and shall be mailed or delivered (a) if to Palisades, at its principal office at 264 South La Cienega, Suite 305, Beverly Hills, CA 9021 1, Attn: Brad Greenspan, (b) if to the Company, at its principal office at 101 North Plains Industrial Road, Wallingford, CT 06492 and (c) if to GKM, at the office of Gerard Klauer Mattison & Co., Inc., 529 Fifth Avenue, New York, New York 100 1 7, Attention: Dominic A. Petito.

     10.  Future Advertisements.  The parties hereto acknowledge and agree that
          ------
 GKM has the right, subject to the Company's approval, to place advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals at its own expense following the date upon which the Private Placement closes.

      11. Miscellaneous.
          -------------

           (a) This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Any controversy arising between the parties hereto, or any person claiming under either of them, relating to this Agreement or the performance or breach thereof, shall be settled and determined by arbitration in New York, New York, before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions of the New York Code of Civil Procedure governing such arbitrations, and judgement upon the reward rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          (b) Each of Palisades and the Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and GKM hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

           (c) This Agreement may not be assigned by either party without the prior written consent of the other parties hereto.
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Entertainment Universe, Inc.
February 24, 1999
Page 12

         (d) If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to GKM the enclosed duplicate copy of this Agreement.

                               Very truly yours,

                          GERARD KLAUER MATTISON & CO., INC.



                          By:
                             ----------------------------------
                          Name:  Dominic A. Petito
                          Title: Senior Managing Director



 Accepted and Agreed to as of
 the date first written above

 ENTERTAINMENT UNIVERSE, INC.



 By:
    --------------------------
 Name:  Brad Greenspan
 Title:  President



-----------------------------
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Entertainment Universe, Inc.
February 24, 1999
Page 13


                                    ANNEX A
                                    -------


    This Annex A is part of and incorporated into the letter agreement (the "Agreement"), dated February [221, 1999, between Entertainment Universe, Inc. and Brad Greenspan (collectively, "Palisades") and Gerard Klauer Mattison & Co., Inc. ("GKM"). Defined terms not defined herein have the meanings ascribed thereto in the Agreement.

     1. Fees with respect to Private Placement

6.0% of the Aggregate Consideration (as defined below) received or receivable by the Company in connection with the Private Placement, payable in cash promptly on the closing date on which such Aggregate Consideration is paid or becomes payable; provided that such feel shall be reduced by one-half if the Securities sold to any of the following persons on or before March 31, 1999:

Lehman Brothers
ABS Capital Partners
West End Capital
SouthRidge Capital
Eisenberg Partners
Isosceles Fund
SBC Dillon Read
Mark Rice Fund
Pioneer Ventures
RoseGlen Capital
Victory Ventures
Louis Marx Jr.
Pacific Capital Group
Gulfstream Capital Group
Apollo Capital
Bruce Klein

Dancing Bear Investments
Brand Equity Ventures
MSD Capital (Michael Dell)
Promethean Inv.  Group
Palladin Group
Castle Creek Partners
GE Pension Trust

Robert London
Soros Fund Management
Special Situations Fund
Retail & Restaurant Capital
Nightangle Capital
HBK Capital
Ronald Burkle
Forrest Binkley Brown



The Aggregate Consideration, for purposes of calculating GKM's fee above, shall include the total value of Securities sold by the Company to
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Entertainment Universe, Inc.
February 24, 1999
Page 14


           purchasers including any amounts paid in escrow, any amounts payable in the future, whether or not subject to any contingency in connection therewith, and any amounts payable upon conversion or exchange of any Securities sold in the Private Placement. If the Aggregate Consideration is paid in whole or in part in the form of securities or other noncash consideration, the value thereof, for purposes of calculating GKM's fee, shall be the fair market value thereof on the day prior to the closing date for such investment, as determined in good faith by the Company and GKM; provided, however, that to the extent that it consists of securities with an existing public trading market, the value thereof shall be determined by the average of the last sales price for such securities on the five trading days prior to the closing date for such investment.

      2. Financial Advisory Fees

      If during the term of GKM's engagement hereunder, or within a period of twenty-four (24) months following the effective date of termination of GKM's engagement hereunder, the Company enters into one or more definitive agreements which subsequently result in one or more Transactions and (x) the party or parties to the Transactions were identified by GKM, or (y) GKM rendered advice concerning the Transactions, then GKM shall be paid a cash fee at the closing of each such Transaction as determined by multiplying the appropriate percentage by the Aggregate Consideration (as defined below) of the Transaction set forth below:

              (i) For Transactions up to $50 million

                           Purchase Price                       Percentage

                           Up to the first $5 million              5.00%
                           Plus on the next $1 0 million           3.00%
                           Plus on the amount over $15 million     1.50%
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Entertainment Universe, Inc.
February 24, 1999
Page 15



     (ii) For Transactions Above $50 million

                          Purchase Price                       Percentage

                          Up to the first $50 million             2.00%
                          Plus on the next $200 million           1.00%
                          Plus on the amount over $250 million    0.50%

  The term "Purchase Price" means the sum of the aggregate amount of cash and the fair market value of any securities or assets received by the target company or its shareholders in connection with a Transaction including, without limitation, (i) the aggregate principal amount of any indebtedness of the target company assumed, satisfied or otherwise discharged by the acquiring company at the time of closing of the Transaction, (ii) amounts paid by the acquiring company to holders of any warrants, stock purchase rights, convertible securities or similar rights of the target company and to holders of any options or stock appreciation rights issued by the target company, whether or not vested, and (iii) if the Transaction involves the acquisition of all or a substantial part of the operating assets of the target company, the excess, if any, of (x) the value of any current assets not sold, minus the (y) the value of any current liabilities not assumed by the acquiring company. If the Purchase Price is paid in whole or in part in the form of securities or other noncash consideration, the value thereof, for purposes of calculating GKM's fee, shall be the fair market value thereof on the day prior to the closing date for such investment, as determined in good faith by the Company and GKM; provided, however, that to the extent that it consists of securities with an existing public trading market, the value thereof shall be determined by the average of the last sales price for such securities on the five trading days prior to the closing date for such investment.

  In connection with a Transaction involving a tender offer or other purchase or sale of stock, the transaction fee will be payable and calculated based on the Purchase Price as through I 00% of the outstanding stock on a fully diluted basis had been acquired for the same per share amount paid in the transaction
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Entertainment Universe, Inc.
February 24, 1999
Page 16

        or series of transactions in which 50% or more of the target company's outstanding stock is acquired by the Company. Nevertheless, GKM's services pursuant to this Agreement will continue after such first step is accomplished to assist the Company with a second step merger or similar transaction.

     2. Fee for Opinion

     As compensation for Gerard Klauer's services in rendering an Opinion, the Company agrees to pay Gerard Klauer a separate fee to be mutually agreed upon at the time an opinion is requested, said fee to be payable in cash on the date Gerard Klauer delivers the Opinion. The obligations of the Company to pay Gerard Klauer's compensation and fees and expenses as set forth in this Annex A shall be irrespective of the conclusions set forth in the Opinion.